UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 5, 2021 (March 4, 2021)

Allena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-38268	45-2729920
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Newton Executive Park, Suite 202 Newton, Massachusetts		02462
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 467-4577

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.08	Shareholder Director Nominations

On March 4, 2021, the board of directors (the “Board”) of Allena Pharmaceuticals, Inc. (the “Company”) established June 3, 2021, as the date for the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) and set April 5, 2021, as the record date for the Annual Meeting. Due to the fact that the date of the Annual Meeting has been changed by more than thirty (30) days from the anniversary date of the 2020 Annual Meeting of Stockholders, the Company is providing the due date for submission of any qualified stockholder proposal or qualified stockholder nominations.

In accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s amended and restated bylaws (the “Bylaws”), the deadline for receipt of stockholder proposals or nominations for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 will be no later than 5:00 p.m., Eastern Time, March 15, 2021, or the tenth (10th) day following this public announcement of the meeting date. Stockholder proposals must comply with all of the applicable requirements set forth in the rules and regulations of the Securities and Exchange Commission, including Rule 14a-8 under the Exchange Act and the Bylaws. Stockholder proposals and director nominations should be addressed to our Secretary, c/o Allena Pharmaceuticals, Inc., One Newton Executive Park, Suite 202, Newton, MA 02462.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2021	Allena Pharmaceuticals, Inc.

	By:	/s/ Richard D. Katz
Richard D. Katz, MD
Chief Financial Officer